UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2005

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

AGREEMENT WITH OFHEO

On September 27, 2004, Fannie Mae (formally, the Federal National Mortgage Association) entered into an agreement with the Office of Federal Housing Enterprise Oversight, or OFHEO, to take a series of steps with respect to its accounting, capital, organization and staffing, compensation, and governance and internal controls. A copy of the agreement is filed as Exhibit 10.1 to Fannie Mae’s report on Form 8-K filed on September 29, 2004.

On March 7, 2005, Fannie Mae and OFHEO entered into a supplement to the September 27, 2004 agreement. The Supplemental Agreement is meant to address events that have occurred since September 27, 2004, including concerns at OFHEO with internal controls and resolution of other organizational problems, determinations by the Securities and Exchange Commission, public filings by Fannie Mae, reclassification of the capital position of Fannie Mae and actions taken by Fannie Mae’s Board of Directors since the September 27, 2004 agreement. A copy of the Supplemental Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Internal Controls

Under the agreement, Fannie Mae’s Board of Directors has agreed to take the following actions relating to internal controls:

· Cause to be conducted a review of procedures surrounding the preparing, revising, validating, authorizing and recording of journal entries and a report to OFHEO on the results and proposed resolutions;

· Direct management to develop and implement controls surrounding accounting ledger journal entries, including policies that prohibit false or unauthorized signatures, require entry preparers to understand the purpose of the entry, require that entry reviewers and approvers determine that entries are valid and appropriate, and require that entries be independently reviewed by an authorized person;

· Direct management to develop and implement a plan that ensures the ability of the portfolio accounting systems to, among other things, calculate the amortization of deferred price adjustments pursuant to Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (FAS 91); automate marking the mortgage-backed securities portfolio to market, to the degree practicable; properly account for mortgage revenue bonds; properly account for dollar roll transactions and properly account for interest-only strips pursuant to EITF 99-20;

· Direct management to undertake a review to assess and correct deficiencies in internal controls relating to modifications of databases supporting the general ledger. The Board shall direct management to adopt internal controls, including for documentation, to govern when, if ever, technology application personnel may overwrite database records in order to make changes or corrections at the direction of management.

Implementation of the plans to address deficiencies in the portfolio accounting systems and the internal controls relating to database modifications shall be subject to reporting to OFHEO no less than quarterly until completion.

Organization and Staffing

Fannie Mae’s Board has separated the functions of Chief Executive Officer and Chairman of the Board.

The Board agreed to consult with OFHEO on organization and staffing matters pursuant to the September 27, 2004 Agreement and the Supplemental Agreement. The Board also agreed to direct management to act expeditiously in response to any concerns raised by OFHEO in the course of its review of matters that are the subject of the September 27, 2004 Agreement and the Supplemental Agreement, especially regarding disciplinary or other actions relating to individuals.

The Board also agreed not to retain Franklin Raines, Fannie Mae’s former Chairman and Chief Executive Officer, or Timothy Howard, Fannie Mae’s former Vice Chairman and Chief Financial Officer, to provide any services to Fannie Mae unless otherwise required by law or approved by OFHEO to meet regulatory requirements. Fannie Mae agreed to seek OFHEO’s approval should it wish to employ or engage other employees separated from the company as a result of matters arising from OFHEO’s September 20, 2004 report of findings of its special examination of Fannie Mae.

Governance

The Board agreed to take the following actions relating to governance:

· Cause to be conducted a review of Fannie Mae’s legal and regulatory compliance structure and report the results to OFHEO;

· Cause to be conducted a program of annual briefings for the Board and senior management on the legal and regulatory requirements applicable to Fannie Mae as well as review policies and practices that may inhibit effective compliance with such legal and regulatory requirements. The Board shall cause an independent party to audit and review the operation of the company’s compliance program within twelve months and provide the results to OFHEO;

· The company has created a new Office of Compliance and Ethics that reports to the chief executive officer and independently to the Board’s Audit Committee. The company agreed that such office shall include a separate internal investigation function that shall review internal complaints, whistleblower reports, ethics matters and related topics and report on its findings to OFHEO. The operational, staffing and resources plan of this office shall be submitted to OFHEO within 120 days of the Supplemental Agreement;

· Cause to be created a procedure directing the General Counsel to report to the Board any information the General Counsel becomes aware of regarding actual or possible misconduct that relates to or may affect Fannie Mae by an executive officer, as defined by OFHEO, or a director, or such actual or possible misconduct of a not inconsequential nature by employees. The procedure shall provide for the Board to inform the Director of OFHEO of the substance of such allegations in a timely manner or, if the Board does not do so, for the General Counsel to notify OFHEO. Such procedure shall be submitted to OFHEO for review forty-five days from the date of the Supplemental Agreement; and

· Cause to be conducted a review of the company’s bylaws and codes of conduct to assure they support legal and regulatory compliance.

Accounting

Fannie Mae agreed to ensure that any future engagement letters with its auditors permit OFHEO access to the auditors and their working papers.

In addition, Fannie Mae has agreed to conduct a restatement of prior period financial statements as necessary and to have such statements audited by its new external auditor. The Board agreed to direct the Audit Committee to direct management to assure that Fannie Mae’s accounting policies and practices conform to GAAP, disclosure and other regulatory standards. In addition to reviewing practices relating to FAS 91 and FAS 133, the company will focus attention on FAS 115, 140, 65, 149 and FIN 46.

Capital

The Board agreed to oversee management’s diligent and good faith pursuit of the commitments set forth in the capital restoration plan Fannie Mae filed with OFHEO, as approved by OFHEO on February 17, 2005.

Other Matters

The Supplemental Agreement is effective until modified or terminated in writing by OFHEO. It does not supplant any other duties or obligations of the Board and Fannie Mae or affect the authority of other government agencies. In addition, each provision of the agreement will remain effective and enforceable until modified, terminated or suspended in writing by the Director. The agreement provides that in determining whether to take such steps, consideration will be given to whether internal controls of Fannie Mae have been enhanced and are consistent with safety and soundness and whether Fannie Mae’s accounting policies and methodology are satisfactory to OFHEO. Nothing prevents Fannie Mae from seeking such modification, termination or suspension.

Nothing contained in the agreement precludes additional actions by OFHEO on matters addressed by the Supplemental Agreement or the September 27, 2004 Agreement or discovered in the course of carrying forward the actions provided for in the agreements nor action by OFHEO on matters subsequently raised by its ongoing review of Fannie Mae.

In entering into the Supplemental Agreement, Fannie Mae neither admits nor denies any wrongdoing or any asserted or implied finding in the Supplemental Agreement.

COMPENSATION ACTIONS

As part of Fannie Mae’s annual compensation review, on March 10, 2005 the Board of Directors of Fannie Mae and the Compensation Committee of the Board (either, as well as the independent members of the Board, referred to below as the "Board") reviewed the annual salaries for certain senior officers, approved long-term incentive awards for senior officers, and established 2005 goals and target awards for the company’s annual cash incentive awards plan. The Board also approved a severance program for members of Fannie Mae’s management group. In contrast to prior years, the long-term incentive awards are entirely in the form of restricted stock or restricted stock units, and no stock options or performance shares have been awarded. In addition, the new performance goals for 2005 established by the Board in connection with the company’s annual cash incentive awards plan are tied not to growth in earnings per share, as in the past, but to four new criteria that are generally related to (1) fulfillment of Fannie Mae’s affordable housing mission goals, (2) progress on the restatement of prior period financial statements, (3) implementation of Fannie Mae’s September 27, 2004 agreement with OFHEO, as it may be amended or supplemented from time to time, and (4) company culture. All of the actions taken by the Board with respect to the compensation of senior officers who are "OFHEO-designated executive officers" (which is a broader group of officers than those Fannie Mae refers to as "executive officers" under SEC rules) were discussed with OFHEO in advance and were taken only after the Board received the views of OFHEO. The amendment to the employment agreement of Daniel Mudd, Fannie Mae’s Vice Chairman and interim Chief Executive Officer, and the change in Mr. Mudd’s salary were approved by OFHEO in advance of final Board action, as were the long-term incentive awards for Fannie Mae’s OFHEO-designated executive officers.

Salary Actions

The Board increased the annual base salary for certain executive officers, including Mr. Mudd. Mr. Mudd’s salary was increased from $746,209 to $850,000, reflecting his increased responsibilities as interim Chief Executive Officer from his prior responsibilities as Chief Operating Officer. The salary increase was effective as of December 22, 2004, when Mr. Mudd became interim Chief Executive Officer.

Amendment to Mr. Mudd’s Employment Agreement

Under the terms of Mr. Mudd’s employment agreement with Fannie Mae, if Mr. Mudd is terminated by the company other than for cause, or if Mr. Mudd terminates his employment because of a reduction in base salary, certain changes adversely affecting his authority or position, or any of certain other specified "Good Reason" events, he would be entitled to receive, among other things, continued vesting of his long-term incentive award described below as if he had remained employed through June 30, 2007.

Under a letter agreement entered into by the company and Mr. Mudd on March 10, 2005, Mr. Mudd voluntarily waived certain of these rights to continued vesting with respect to his March 10, 2005 long-term incentive award. If Mr. Mudd terminates his employment prior to March 10, 2007 for "Good Reason," he has agreed to changes of the vesting of any portion of the award that would vest (were he to remain employed) more than twelve months after his termination and on or before June 30, 2007. These shares will vest unless OFHEO notifies Mr. Mudd and the company within four months of his termination that there has been a final determination that continued vesting would be improper because he had been guilty of misconduct or dereliction in the performance of his duties as Chief Operating Officer of the company. In all other respects, Mr. Mudd’s March 10, 2005 long-term incentive award will be entitled to the vesting provisions set forth in his employment agreement. The terms of this letter agreement have been approved by OFHEO.

A copy of Mr. Mudd’s employment agreement, as amended through June 30, 2004, was filed with Fannie Mae’s quarterly report on Form 10-Q for the quarter ended June 30, 2004; a copy of the September 2004 amendment to his employment agreement was filed as an exhibit to a Form 8-K Fannie Mae filed on September 23, 2004; a copy of the letter agreement described above is filed as Exhibit 10.2 to this report and incorporated by reference herein.

Long-Term Incentive Awards for Senior Officers

The long-term incentive awards to senior officers of Fannie Mae were made in shares of restricted stock or, in some cases, in restricted stock units. A restricted stock unit represents the right to receive a share of stock from the company upon vesting. The long-term incentive awards approved on March 10, 2005 are scheduled to vest in three equal annual installments beginning on March 10, 2006. These shares, including the shares issuable upon vesting of units, cannot be sold until vested, and vesting is contingent on the recipient’s continued employment with Fannie Mae, subject to accelerated vesting due to death, disability, retirement or, under certain circumstances, negotiated separation. As discussed in more detail above, Mr. Mudd’s award is also subject to accelerated vesting under certain circumstances under the terms of his employment agreement with Fannie Mae. As a holder of restricted stock, an officer will have the rights and privileges of a shareholder as to the restricted common stock, other than the ability to sell or otherwise transfer it, including the right to receive any dividends declared with respect to the stock and the right to provide instructions on how to vote the stock. As a holder of restricted stock units, an officer will not have the rights and privileges of a shareholder prior to vesting but will receive additional compensation equal to the amount of any dividends paid with respect to the stock issuable upon vesting of the units. Awards made to the five most highly compensated executive officers of Fannie Mae as of December 31, 2004 (determined without regard to any officer who has since left Fannie Mae and, accordingly, received no award) were as follows:

Daniel H. Mudd, Vice Chairman and interim Chief Executive Officer: 95,710 shares

Robert J. Levin, Executive Vice President and interim Chief Financial Officer: 54,149 shares

Thomas E. Donilon, Executive Vice President—Law and Policy and Secretary to the Board: 44,646 shares

Julie St. John, Executive Vice President and Chief Information Officer: 34,548 shares

Michael J. Williams, Executive Vice President Regulatory Agreements and Restatement: 38,013 shares

Annual Incentive Plan

Fannie Mae’s Annual Incentive Plan governs the payment of annual cash incentive awards, or cash bonuses, to Fannie Mae’s executive officers and other management level employees. Pursuant to the terms of the plan, on March 10, 2005 the Board approved corporate performance goals for 2005 under the plan and individual bonus target awards for management group employees. Under the plan the Board retains discretion to take action that would result in no bonuses being paid for 2005. In addition, the bonus, if any, received by any individual will be determined based on the individual's performance. Any bonuses to officers considered "executive officers" under OFHEO rules are currently subject to OFHEO approval.

In prior years, performance goals for the plan have been tied to growth in earnings per share of Fannie Mae’s common stock. For 2005, the goals are related to (1) fulfillment of Fannie Mae’s affordable housing mission goals, (2) progress on the restatement of prior period financial statements, (3) implementation of Fannie Mae’s September 27, 2004 agreement with the Office of Federal Housing Enterprise Oversight, as it may be amended or supplemented from time to time, and (4) company culture. After year-end 2005, the Compensation Committee, with input from other Board committees, will evaluate corporate performance against the goals, including the appropriate weighting of the goals in light of circumstances existing at that time. Based on its determination, the Committee will determine the level of funding for the pool from which bonuses will be paid. For example, if the Committee determines that corporate performance was 100% versus the goals, it will fund the bonus pool in an amount equal to the sum of the individual target awards established for management group employees. Generally, the Committee, based on its determination of corporate performance, may decide to fund the pool at an amount that is less than the sum of the individual target awards, equal to such sum, or as high as 125% of such sum. However, under the plan, the Board retains discretion to take action that would result in funding the pool at a higher or lower amount, or not funding it at all.

The Board approved individual bonus target awards for each management group employee. These targets are established as a percentage of base salary. The target award for Fannie Mae’s interim chief executive officer is 235% and the target award for each executive vice president is 160%. The amount any individual will receive depends not just on corporate performance, but also on the individual’s performance against his or her goals. Once the amount of the bonus pool has been determined, the size of individual awards will be determined by the Board for executive vice presidents, by the independent members of the Board for the chief executive officer, by the Compensation Committee for senior vice presidents and by management for other officers and employees participating in the plan. An individual’s award may be less than, equal to, or greater than the individual’s target award (as adjusted for any decrease or increase in funding of the pool), provided the aggregate awards are not greater than the amount funded.

Severance Program

The Board approved a severance program that provides guidelines regarding the severance benefits management level employees at Fannie Mae, including executive officers, may receive if their employment is terminated as a result of corporate restructuring, reorganization, consolidation, staff reduction, or other similar circumstances, and only where there are no performance related issues, and the termination has not been for cause. Under the program, which is effective through December 31, 2006, eligible participants would receive a severance payment of one year’s salary plus two to four weeks’ salary (three to four weeks’ salary in the case of executive officers) for each year of service to Fannie Mae up to a maximum of one and a half years’ salary. Participants terminated after the first quarter of a fiscal year would also receive a pro-rata payout of their annual cash incentive award target for that year, adjusted for corporate performance. Consistent with the terms of the company’s stock compensation plans, the vesting of options scheduled to vest within 12 months of termination would be accelerated and the post-termination exercise period of options would be extended to 12 months or longer under certain circumstances. Restricted stock and restricted stock unit awards vesting within 12 months of termination would be subject to accelerated vesting, and unpaid performance shares for completed cycles would be paid out. Participants would be required to execute a separation agreement to receive these benefits containing, where permitted, a one-year non-compete clause. The program also provides for outplacement services and continued access to Fannie Mae’s medical and dental plans for up to five years, with the first 18 months’ premiums to remain at a level no higher than they would be if the participant were still an active employee. Employee eligibility for the program is determined by the Chairman of Fannie Mae’s Board of Directors, the highest ranking officer of Fannie Mae, or a designee of either. In addition, management would receive OFHEO’s approval prior to offering the program to any OFHEO-designated executive officer.

Item 8.01. Other Events.

On March 11, 2005, Fannie Mae released a statement by Joe Pickett, Chairman of the Compensation Committee of the Fannie Mae Board of Directors. The statement, a copy of which is filed as Exhibit 99.1 to this report, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

March 11, 2005	By:	Ann M. Kappler

Name: Ann M. Kappler
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Supplement to the Agreement of September 27, 2004 between Fannie Mae and OFHEO, dated March 7, 2005.
10.2	Letter Agreement between Fannie Mae and Daniel Mudd, dated March 10, 2005. (This exhibit is a management contract or compensatory plan or arrangement.)
99.1	March 11, 2005 Statement of Joe K. Pickett.